Rule 424(b)
                                        Registration No. 33-10568


Prospectus Supplement





                PENNROCK FINANCIAL SERVICES CORP.

                   Dividend Reinvestment Plan

                          April 8, 1997


          This Prospectus Supplement updates the Prospectus, dated December 1, 1994, relating to the Dividend Reinvestment
Plan (the "Plan") of PennRock Financial Services Corp.

          The Plan was amended, effective April 8, 1997, to provide that the maximum voluntary cash contribution which may be made by a participant to the Plan is $250.00 per quarter.